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                                                                     EXHIBIT 21

                       SUBSIDIARIES OF H&R BLOCK, INC.

The following is a list of the direct and indirect subsidiaries of H&R Block, Inc., a Missouri corporation. All active subsidiaries do business under their corporate names listed below or close derivatives thereof:

Name                                            Jurisdiction in which organized

H&R Block Group, Inc                            Delaware (1)
Block Investment Corporation                    Delaware (1)
Bay Colony, Ltd.                                Virginia (1)
HRB Management, Inc.                            Missouri (2)
H&R Block Tax Services, Inc.                    Missouri (2)
H&R Block Eastern Tax Services, Inc.            Missouri (3)
H&R Block of Dallas, Inc.                       Texas (3)
HRB Partners, Inc.                              Delaware (4)
H&R Block and Associates, L.P.                  Delaware (5)
HRB Royalty, Inc.                               Delaware (3)
BWA Advertising, Inc.                           Missouri (3)
H&R Block Canada, Inc.                          Canada (3)
H&R Block (Nova Scotia), Incorporated.          Nova Scotia (6)
H&R Block (Guam), Inc.                          Guam (3)
H&R Block Limited.                              New South Wales (7)
H&R Block The Income Tax People Limited.        New Zealand (3)
Block Financial Corporation                     Delaware (2)
Franchise Partner, Inc.                         Nevada (8)
HRB Financial Corporation                       Utah (8)
Chach Key Corporation                           Utah (8)
Companion Mortgage Corporation                  Delaware (8)
MECA Sub - LFOD, Ltd.                           New Hampshire (8)
Block Mortgage Company, L.L.C                   Virginia (9)
CompuServe Corporation                          Delaware(10)
CompuServe Incorporated                         Ohio (11)
CompuPlex Incorporated                          Ohio (12)
CompuServe Ventures Incorporated                Ohio (12)
CompuServe Works of Wonder, Inc.                Ohio (12)
CompuServe Systems Integration
  Group Southwest, Inc.                         Texas (12)
CompuServe Canada Limited                       Canada (12)
CompuServe Consulting Services
  (UK) Limited                                  United Kingdom (12)
CompuServe Information Services
  (UK) Limited                                  United Kingdom (12)
CompuServe Information Services GMBH            Germany (12)
CompuServe Information Services AG              Switzerland (12)
CompuServe Information Systems S.A.R.L..        France (12)
CompuServe A.B.                                 Sweden (12)
CompuServe Information Services, B.V            The Netherlands (12)
CompuServe International Pty, Ltd.              Australia (12)
CNS Information (S) Pte Ltd.                    Singapore (12)
Spry, Inc.                                      Washington (12)
Spry Soft, Inc.                                 Washington (13)
Network Publishing Inc.                         Utah (14)
Access Technology, Inc.                         Massachusetts (15)
Companion Insurance, Ltd.                       Bermuda (15)
HRB Investment, Inc.                            Delaware (15)
PM Industries, Inc.                             Kansas (15)

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Notes to Subsidiaries of H&R Block, Inc.:

        (1)     Wholly owned subsidiary of H&R Block, Inc.
        (2)     Wholly owned subsidiary of H&R Block Group, Inc.
        (3)     Wholly owned subsidiary of H&R Block Tax Services, Inc.
        (4)     Wholly owned subsidiary of H&R Block of Dallas, Inc.
        (5) Limited partnership in which H&R Block Tax Services, Inc. is a 1% general partner and HRB Partners, Inc. is a 99% limited partner
        (6)     Wholly owned subsidiary of H&R Block Canada, Inc.
        (7)     Wholly owned subsidiary of HRB Royalty, Inc.
        (8)     Wholly owned subsidiary of Block Financial Corporation
        (9) Limited liability company in which Bay Colony, Ltd. has a 99% membership interest and Block Financial Corporation has a 1% membership interest
        (10)    80.1%-owned subsidiary of H&R Block Group, Inc.
        (11)    Wholly owned subsidiary of CompuServe Corporation
        (12)    Wholly owned subsidiary of CompuServe Incorporated
        (13)    Wholly owned subsidiary of Spry, Inc.
        (14)    55%-owned subsidiary of CompuServe Incorporated
        (15)    Wholly owned subsidiary of HRB Management, Inc.



                            Exhibit 21 (continued)